[Letterhead of Hull, Towill, Norman & Barrett, P.C.]


                    February 13, 1998






Merry Land & Investment Company, Inc.
624 Ellis Street
Augusta, Georgia 30901

RE:       4,000,000   Shares   of   7.625%   Series   E  Cumulative  Redeemable
          Preferred Stock of Merry Land & Investment Company, Inc.

Gentlemen:

      We have acted as counsel for the Company in connection with its public offering of 4,000,000 shares of 7.625% Series E Cumulative Redeemable Preferred Stock, as described in the Prospectus Supplement dated February 4, 1998 to that Prospectus dated January 22, 1996, filed with Registration Statement No. 33-65067. This opinion is given to the Company in connection with this offering.

      In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including without limitation, the Company's Registration Statement and the amendments thereto; the Prospectus dated February 4, 1998; the Company's federal income tax returns for the taxable periods to which our opinion relates; and Company-prepared schedules which relate to the Company's compliance with various real estate investment trust ("REIT") qualification tests. In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We have also obtained such additional information and representations as we have deemed relevant and necessary through consultation with the officers of the Company and with the Company's independent public accountants.

     In rendering our opinion, we have assumed that during the relevant taxable periods all persons who were required under the Securities and Exchange Act of 1934 to file or amend Schedules 13D and 13G with respect to the Company's outstanding shares appropriately made such filings and that the Company was duly apprised of all such filings.

     We are of the opinion that:

     (i) the Company met the requirements for qualification and taxation as a real estate investment trust ("REIT") for the taxable years 1991 through 1997.

     (ii) the Company's diversity of stock ownership and proposed method of operation should allow it to qualify as a REIT for 1998; and

     (iii) the discussion contained under the caption "Taxation" in the Prospectus contained in the Registration Statement, accurately reflects existing law and fairly addresses the material federal income tax issues described therein.

     The opinions expressed herein are based upon the Code, the U.S. Treasury Regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein and the tax consequences to the Company and the investors in the Shares. In addition, as noted above, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate.

      Finally, our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of an investment in the Shares.
We hereby consent to the filing of this opinion as an exhibit to the Form 8-K filed with respect to the above-referenced offering and reference to this opinion in the Prospectus Supplement.




     /s/
     HULL, TOWILL, NORMAN
     & BARRETT, P.C.